UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed in a Schedule 14C, on November 15, 2024, the majority stockholders of Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”) approved, by written consent in lieu of a special meeting, the granting of the authority to our board of directors (the “Board”) to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s Class A common stock (the “Common Stock”), by a ratio of not less than 1-for-2 and not more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion.

On January 3, 2025 the Board determined, after reviewing the number of currently issued and outstanding shares of the Company, that it is in the best interests of the Company to effectuate a reverse stock split at a ratio of one-for-twenty-five (1:25) (the “Reverse Stock Split”).

The Company is effectuating the Reverse Stock Split in order to raise the per share bid price of the Company’s Common Stock above $1.00 per share and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company will have regained compliance once the Company’s Common Stock trades at or above $1.00 per share for a minimum of 10 consecutive trading days, at which time Nasdaq will provide the Company with notice that it has regained compliance.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 3, 2025, the Company filed a Certificate of Change to the Company’s Amended and Restated Certificate of Incorporation, as previously amended, with the Secretary of State of the State of Nevada to effect the Reverse Stock Split. Every twenty-five (25) shares of the Common Stock issued and outstanding or held as treasury stock will be automatically reclassified into one (1) new share of Common Stock. The total number of shares of Common Stock authorized for issuance will then be reduced by a corresponding proportion from 100,000,000 shares to 4,000,000 shares.

A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the Certificate of Change and the Reverse Stock Split set forth in Item 3.03 of this Current Report are incorporated herein by reference.

Except for de minimis adjustments that result from the treatment of fractional shares, the Reverse Stock Split does not have any immediate dilutive effect on our stockholders, since each stockholder holds the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also be ratably adjusted in accordance with their terms and conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Change to the Company’s Amended and Restated Certificate of Incorporation of Inspire Veterinary Partners, Inc., filed January 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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